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                                                                   EXHIBIT 10.10

                            DATA RETURN CORPORATION

                               STOCK OPTION PLAN
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     Section 1.     Purpose.  It is the purpose of the Plan to promote the
interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan will qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     Section 2. Definitions. As used herein the following terms have the following meanings:

          (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" means the common stock, $1.00 par value, of the Company.

          (e) "Company" means Data Return Corporation, a Texas corporation.

          (f) "Employee" means any regular salaried officer or key employee of the Company or an Affiliate.

          (g) "Fair Market Value" means the fair market value of the subject property as determined in good faith by the Committee in its best judgment.

          (h) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

          (i) "Optionee" means an Employee who has been granted an Option under the Plan.

          (j) "Plan" means this Data Return Corporation Stock Option Plan.

     Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 24,600 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.
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     Section 4.     Administration of the Plan.  The Plan shall be administered by the Board. The following provisions shall apply to the administration of the Plan by the Board:

          (a) The Board shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. In addition, the Board shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Board may take into account the nature of the services rendered by the Employee, his or her present and potential contributions to the success of the Company's business and such other facts as the Board in its discretion shall deem appropriate to carry out the purposes of the Plan.

          (b) No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Board to any Employee for such number of shares of Common Stock as the Board in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Board, in its discretion, may designate any Option so granted as an incentive stock option intended to qualify under Section 422 of the Code.

     Section 6. Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Board but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least ll0% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash or, with the consent of the Board and if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

     Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the date of the grant of such Option as the Board shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of 10 years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee's

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employment with the Company or an Affiliate for any reason other than death or disability, or (iii) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any option granted hereunder shall expire and become null and void immediately upon an Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, as determined by the Board in its sole discretion. Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Board may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option and the shares to be purchased as are not inconsistent with the terms of this Plan; provided, however, that the Board, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.

     Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee, or if the Optionee is legally incompetent, by the Optionee's legal representative.

     Section 9. Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

     Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

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     Section 11.    Amendment and Termination of the Plan.  Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of 10 years from February 20 1998, the date of adoption of
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the Plan by the Board.  No Options may be granted after termination of the Plan.
The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates (i) to increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (ii) to extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iii) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof), or (iv) to materially modify the requirements as to eligibility for participation in the Plan.

     No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an outstanding Option, except with the consent of such Optionee.

     Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Board may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an incentive stock option qualified under Section 422 of the Code to a nonqualified stock option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to incentive stock options, to satisfy the requirements of Section 422(b) of the Code.

     Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 14. Investment Letter and Legend. The Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Board may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

     Section 15. Restrictions on Transfer of Shares. The Common Stock acquired pursuant to the exercise of Options shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Common Stock is acquired, as well as to such other restrictions as the Board shall deem advisable.

     Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

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     Section 17.    Gender.  Words of any gender used in the Plan shall be
construed to include any other gender, unless the context requires otherwise.

     IN WITNESS WHEREOF, this Plan has been executed at Arlington, Texas, on this 20th day of February, 1998, to be effective as of February 20, 1998.

                                         DATA RETURN CORPORATION



                                         By: /s/ Michelle R. Chambers
                                            -----------------------------
                                             Name: Michelle R. Chambers
                                                  -----------------------
                                             Title: President
                                                   ----------------------

                                         By: /s/ Sunny C. Vanderbeck
                                            -----------------------------
                                             Name: Sunny C. Vanderbeck
                                                  -----------------------
                                             Title: CEO
                                                   ----------------------

                                         By: /s/ Jason Lochhead
                                            -----------------------------
                                             Name: Jason Lochhead
                                                  -----------------------
                                             Title: Vice President -
                                                     Research and
                                                     Development
                                                   ----------------------

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